SECTION 16
POWER OF ATTORNEY


I, David H. Stevens, do hereby
constitute and appoint Stephen J.
Benedetti, Alison G. Griffin,
Susan S. Ancarrow and Elizabeth
P. Davis my true and
lawful attorneys-in-fact, any
of whom acting singly is hereby
authorized, for me and in my
name and on my behalf as a
director, officer and/or
shareholder of Dynex Capital,
Inc., to (i) prepare,
execute in my name
and on my behalf, and submit
to the U.S. Securities and
Exchange Commission (the "SEC")
a Form ID, including any
necessary amendments thereto,
and any other documents necessary
or appropriate to obtain or update
codes and passwords enabling me
to make electronic filings with
the SEC of reports required by
Section 16(a) of the Securities
Exchange Act of 1934 or any rule
or regulation of the SEC in
respect thereof; and (ii)
prepare, execute and file any
and all forms, instruments or
documents, including any necessary
amendments thereto, as such
attorneys or attorney deems
necessary or advisable to enable
me to comply with Section 16
of the Securities Exchange Act
of 1934 or any rule or regulation
of the SEC in respect thereof
(collectively, "Section 16").

I do hereby ratify and confirm
all acts my said attorney shall
do or cause to be done by virtue
hereof.  I acknowledge that
the foregoing attorneys-in-fact,
serving in such capacity at my
request, are not assuming, nor
is Dynex Capital, Inc.
assuming, any of my responsibilities
to comply with Section 16.

This power of attorney shall
remain in full force and effect
until it is revoked
by the undersigned in a signed
writing delivered to each such
attorney-in-fact or the
undersigned is no longer required
to comply with Section 16,
whichever occurs first.

WITNESS the execution hereof
this 5th day of January, 2019.


/s/ David H. Stevens
David H. Stevens